Exhibit 99.1

Helbiz Launches Helbiz Kitchen to Revolutionize Food Delivery

Largest Ghost Kitchen in the world, in the heart of Milan, offers a unique service, quality and an environmentally sustainable model

●	Helbiz creates the largest international Ghost Kitchen, utilizing its own kitchen and home delivery facilities.
●	Helbiz Kitchen allows customers to order from up to six different menus: pizza, burger, salad, poke, sushi and ice cream, all in one order, through one transaction and delivery.
●	All Made in Italy: Helbiz continues its commitment to invest, with a particular focus on Italy, to contribute to the economic recovery of the country.
●	Helbiz creates new jobs with initially 80 new hires.
●	Helbiz Kitchen is anticipated to be an international brand with the first kitchen in Milan with plans to expand to the United States and other Italian cities.
●	All activities, from food preparation to home delivery, are conducted with the utmost attention to environmental sustainability utilizing an all-electric kitchen and the use of 100% electric vehicles and tools.
●	Each order will be delivered by Helbiz employed butlers on electric scooters.
●	Helbiz Kitchen partnered with Alberto Marchetti, an in-house laboratory dedicated to the production of his artisanal ice cream.

Milan, June 28, 2021 - Helbiz, a global leader in micro-mobility that is the business combination target of GreenVision Acquisition Corp. (Nasdaq: GRNV), continues its path of expansion with the creation of a new business unit: Helbiz Kitchen, which will be dedicated to the preparation and home delivery of diverse food options. Everything from the kitchens to the vehicles, to the software that powers the platform, to the staff hired will be owned and operated by Helbiz. With the launch of Helbiz Kitchen, Helbiz continues to expand and invest in its operations, with a particular focus on Italy, in a sustainable manner across the entire supply chain; from the procurement of raw materials to food preparation and delivery. Helbiz plans to expand its Helbiz Kitchen operations to Washington, D.C. and additional Italian cities in the near future.

With 21,500 square feet in the heart of Milan, Helbiz Kitchen will be the largest international ghost kitchen, built to revolutionize the food delivery experience, in terms of quality, ordering and delivery. The home delivery service will take advantage of Helbiz’s proven experience in electric mobility.

The service, which will be active today, has chosen the city of Milan as its first location to operate, to be followed by a global expansion.

Helbiz Kitchen will offer customers six different types of menus including pizza, hamburger, salad, poke, sushi and ice cream. Helbiz employees known as “Helbiz Butlers” will make the deliveries on electric scooters, offering a high-level restaurant experience. In addition to delivering the food, the butlers will guarantee a culinary experience that takes inspiration from the best restaurants.

This new project will be led by Rossella Di Dio, CEO of Helbiz Kitchen, one of the founders of Helbiz. He brings deep experience in integrating various business strategies under one global brand, and will report to the CEO of Helbiz Group, Salvatore Palella. Mr. Di Dio will be joined by Paolo Scocco, Head of New Business Development, who will oversee the direct management of the Helbiz Kitchen project. Mr. Scocco brings more than 15 years of international experience in the sector, having previously worked at Cipriani New York as the General Manager. To guarantee the excellence of the culinary experience, Executive Chefs, Rosa Di Gianfelippo and Alex Nanni, will leverage their many years of international expertise to blend the flavors of a number of country-specific culinary traditions. Initially we have hired 25 persons who serve specific roles as chefs, butlers, technical and administrative personnel supporting the project. The team's experience and competence is evidenced by our choosing Marchetti for ice cream with a name synonymous with freshness, simplicity, and goodness. We are also utilizing cutting edge technologies and culinary management techniques enabling us to maximize efficiency such as our integration of the six types of cuisines.

The investments in Italy in personnel add to those in sustainability. In addition to 100% electric scooters, Helbiz will use electric kitchens, cold rooms, air filtration systems with ozonating UV lamps, and food preservation systems with controlled consumption to ensure a waste-free use of energy resources. All packaging is made of recyclable paper with food-grade ink, and at the time of delivery, placemats and cutlery will be provided in recyclable Mater-Bi material.

Helbiz will have a dedicated fleet of electric scooters for Helbiz Kitchen, characterized by a special pink livery theme. The scooters will be stationed, awaiting orders, in a special area within the Helbiz Kitchen complex, where they will be constantly maintained, cleaned and sanitized. The company's IT department, which employs approximately 50 engineers, will ensure the correct flow, from order opening to delivery, through the latest generation technologies.

"Unlike traditional food delivery services, which often suffer from multiple pain points between users and local restaurants, Helbiz Kitchen is based on a multi-order model, proprietary and centralized, in which all the steps of the process - from ordering products from different cuisines with different preparation times- is offered in a seamless, single order with a single delivery experience. We are attempting the most innovative culinary ecosystem ever developed when you take into account: the quality and breadth of raw materials, attention to detail necessary for culinary success, expansive menu and delivery aspects," said Paolo Scocco, Head of New Business Development and direct management of the Helbiz Kitchen project.

Initially, customers can access Helbiz Kitchen 12 hours a day, 7 days a week, from 11:30 am until 11:30 pm, all through the Helbiz app, available for free on the App Store and Google Play Store. With a single app experience, customers will be able to have all six culinary specialties provided by the service at home. For those already subscribed to Helbiz Unlimited, deliveries will be free.

HELBIZ

Helbiz is a global leader in micro-mobility services. Launched in 2016 and headquartered in New York City, the company operates e-scooters, e-bicycles, and e-mopeds in over 30 cities around the world including Washington, D.C., Alexandria, Arlington, Jacksonville, Miami, Milan, Richmond and Rome. Helbiz utilizes a customized, proprietary fleet management platform, artificial intelligence, and environmental mapping to optimize operations and business sustainability. Helbiz announced on February 8, 2021, it has entered into a merger agreement with GreenVision Acquisition Corp. (Nasdaq: GRNV) ("GreenVision") a SPAC, which, upon closing, will result in Helbiz becoming the first micro-mobility company listed on Nasdaq.

http://www.helbiz.com

GREENVISION

GreenVision Acquisition Corp. is a special purpose acquisition company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s or GreenVision’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the ability of the Company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or the stockholders of GreenVision or other reasons; (iv) the failure to meet the minimum cash requirements of the Merger Agreement due to GreenVision stockholder redemptions and the failure to obtain replacement financing; (v) the failure to meet projected development and production targets; (vi) costs related to the proposed transaction; (vii) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (ix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the effect of the COVID-19 pandemic on the Company and GreenVision and their ability to consummate the transaction; and (xi) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in GreenVision’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and amended on May 21, 2021. GreenVision's SEC filings are available publicly on the SEC's website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and Helbiz and speaks only as of the date on which it is made. GreenVision and Helbiz undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GreenVision filed a preliminary proxy statement with the SEC. Additionally, GreenVision will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of GreenVision are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., 8 The Green, Suite #4966, Dover, DE 19901.

Participants in Solicitation

GreenVision and its directors and officers may be deemed participants in the solicitation of proxies of GreenVision’s shareholders in connection with the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in GreenVision is contained in the preliminary proxy statement with respect to the proposed business combination filed on April 8, 2021 with the SEC, and in GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequently amended, which was filed with the SEC. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of GreenVision’s executive officers and directors in the solicitation by reading GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the definitive proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of GreenVision’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the definitive proxy statement relating to the business combination when it becomes available.

Helbiz and its officers and directors may also be deemed participants in such solicitation. A list of the names of such directors and executive officers and information regarding their interests in the business combination are set forth in the preliminary proxy statement, which was filed on April 8, 2021 with the SEC and the definitive proxy statement for the business combination when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

For investor and media inquiries, contact:

COMMUNICATION & MEDIA RELATIONSHIP

Davide D’Amico - tel. +39 335 7715011 email: davide.damico@helbiz.com

Chiara Garbuglia - tel. +335 7388163 email: chiara.garbuglia@helbiz.com

USA

The Blueshirt Group

Gary Dvorchak, CFA

Phone: +1 (323) 240-5796

Email: gary@blueshirtgroup.com

Agent of Change

Marcy Simon

Phone: +1 (917) 833-3392

Email: marcy@agentofchange.com

Helbiz Investor Relations

investor.relations@helbiz.com